Exhibit 24.1

POWER OF ATTORNEY

 The undersigned, a director of HUGHES Telematics, Inc, a Delaware corporation
(the "Company"), hereby constitutes and appoints Jeffrey A. Leddy, Erik J.
Goldman, Craig Kaufmann and Robert Lewis and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, to do or cause to be done any and all acts and things and to execute, acknowledge, deliver and file any and all statements on Form 3, Form 4, Form 5 and any successor forms adopted by the
Securities and Exchange Commission, and any and all amendments thereto, as may be required by the Securities Act of 1933, the Securities Exchange Act of 1934
and the Investment Company Act of 1940 and the rules thereunder, and requisite documents in connection with such statements, respecting the Company.

 IN WITNESS WHEREOF, the undersigned has signed this power of attorney this 21st day of April 2009.

/s/ Warren Lieberfarb
Warren Lieberfarb